Exhibit 32.2

SIGNATURE EXPLORATION AND PRODUCTION CORP.
CERTIFICATION PURSUANT TO 18 U.S.C. 1350

The undersigned, Steven Weldon, in his capacities as Chief Financial Officer and Director, of Signature Exploration and Production Corp. do each hereby certify that the Form 10-K of Signature Exploration and Production Corp. for the year ended March 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in such Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Signature Exploration and Production Corp.

This certification is given by the undersigned solely for the purpose of 18 U.S.C. 1350 and is subject to the knowledge standard contained therein.

Executed this 2nd day of December, 2009.

/s/ Steven Weldon
Steven Weldon
Chief Financial Officer and Director